UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 19, 2005

INTER-TEL, INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona	01-10211	86-0220994

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1615 S. 52nd Street
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(480) 449-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On January 19, 2005, Inter-Tel Technologies, Inc., a wholly-owned subsidiary of Inter-Tel, Incorporated (“Inter-Tel”), received a Notice of Suspension and of Proposed Debarment from the Federal Communications Commission (the “FCC Notice”) in connection with Inter-Tel’s convictions for mail fraud and an antitrust violation arising from Inter-Tel’s participation in a federally funded “e-Rate program” to connect schools and libraries to the Internet. As previously disclosed on Form 8-K filed by Inter-Tel, Incorporated on January 5, 2005, Inter-Tel obtained court approval of a civil settlement agreement and a criminal plea agreement resolving the investigation by the Department of Justice into Inter-Tel’s participation in the e-Rate program.

     The FCC Notice constitutes official notice of Inter-Tel’s suspension from the e-Rate program by the Federal Communications Commission and the commencement of debarment proceedings against Inter-Tel related to the e-Rate program. Although Inter-Tel intends to contest debarment, there can be no assurance that Inter-Tel will be successful in this regard. The FCC Notice can be found at the E-Rate Central website at http://www.e-ratecentral.com/FCC/DA-05-112A1.pdf.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inter-Tel, Incorporated
By:	/s/Kurt R. Kneip
Kurt R. Kneip
Sr. Vice President and Chief Financial Officer

Date: January 21, 2005